UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 28, 2005


                          21ST CENTURY HOLDING COMPANY
                          -----------------------------
             (Exact name of registrant as specified in its charter)


           Florida                      0-2500111              65-0248866
----------------------------    ------------------------   -------------------
(State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
       of incorporation)                                   Identification No.)


       3661 West Oakland Park Blvd., Suite 300
                Lauderdale Lakes, FL                          33311
       ---------------------------------------              ----------
      (Address of principal executive offices)              (Zip Code)


       Registrant's telephone number, including area code: (954) 581-9993
                                                           --------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

         Federated National Insurance Company ("Federated National"), a wholly owned subsidiary of 21st Century Holding Company (the "Company"), has, as of June 28, 2005, agreed upon its aggregate catastrophe reinsurance coverage for the 2005-2006 hurricane season.

      Federated National's reinsurance arrangements are with reinsurers in the U.S., London and Bermuda reinsurance markets, as well as the Florida Hurricane Catastrophe Fund, as follows:

         Platinum Underwriters Reinsurance, Inc.
         Alea North America Insurance Company
         American Re-Insurance Company
         DaVinci Reinsurance Ltd.
         Renaissance Reinsurance Ltd.
         Rosemont Reinsurance Ltd.
         PXRE Reinsurance Ltd.
         Ace Tempest Reinsurance  Ltd.
         Amlin Underwriting Limited
         Cathedral Underwriting Limited
         Axa Re

         This reinsurance coverage will reimburse Federated National for property losses under its homeowners' insurance policies resulting from storms that cause damage in the State of Florida, the state in which Federated National is currently writing these types of policies, through June 30, 2006. Under this coverage, Federated National is responsible for the first $3 million in property losses resulting from a storm and Federated National's reinsurers are responsible for the next $212 million in aggregate property losses for said storm. Our amount of reinsurance coverage was determined by subjecting our property risks to statistical forecasting models that are designed to quantify a catastrophic event in terms of the frequency of a storm occurring once in every "n" years. Our reinsurance coverage contemplates a catastrophic event occurring once every 100 years. Federated National has also obtained automatic reinstatement coverage, meaning that the reinsurance coverage will be automatically available for a second storm with the same $3 million retention by Federated National.

         As compared to Federated National's reinsurance coverage for the 2004-2005 hurricane season, the current season's coverage would reduce the losses retained by Federated National. For example, whereas Federated National's net retained losses in 2004 from Hurricanes Charley and Frances totaled approximately $20 million, if the current year's coverage had been in effect in 2004, Federated National's net retained losses would have totaled approximately $6 million.

         Federated National's premiums for the reinsurance coverage are $19 million payable in quarterly installments beginning July 1, 2005 for the private reinsurers and a total of $7 million payable in three installments to the Florida Hurricane Catastrophe Fund from August 2005 through December 2005. The greater expense resulting from these premiums has been reflected in the Company's previously announced earnings guidance for 2005.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    21ST CENTURY HOLDING COMPANY




Date:  July 1, 2005                By: /s/ J. Gordon Jennings III
                                       ----------------------------
                                    Name:    J. Gordon Jennings III
                                    Title:   Chief Financial Officer
                                    (Principal Accounting and Financial Officer)